Exhibit 10.37

LEASE CONTRACT

Lessor:	Beijing Tongshun Real Estate Development Co., Ltd

Tenant:	Beijing Lionbridge Global Solutions Technologies, Inc.

Location of Property:	Fairmont Tower Building #1, #33

Guangshun Avenue (North), Chaoyang District, Beijing.

Lessor:	Beijing Tongshun Real Estate Development Co., Ltd

Legal Address:	No. 320, Miao Cheng Shi Zi Jie Nan, Huai Rou District, Beijing, China

Postcode:	100102

Authorized Representative:	Mr. Fang, ZHANG	Title: Leasing Director

Tel:	8472-6888	Fax: 8472-1066

Tenant:	Beijing Lionbridge Global Solutions Technologies, Inc.

Legal Address:	Suite 909, Tower C1, Oriental Plaza, Dong Cheng District, Beijing, China

Postcode:	100738

Authorized Representative:	Mr. Yan, KONG	Title: General Manager

Tel:	8518-8181	Fax: 8518-9288

On the basis of mutual negotiation, both parties have consented to enter into this Lease Contract (hereinafter referred to as the “Contract”) on June 7st, 2013 and hereby agree upon the following terms and conditions:

Article I Scope and Purpose of Lease

Clause I: The Tenant is willing to lease from the Lessor and the Lessor agrees to lease to the Tenant the premises situated at Room 801 on Floor 8 (Elevator) in Unit 2 of Fairmont Tower (the “Tower” hereinafter) at #33 Guangshun Avenue (North) in Chaoyang District, Beijing, China (hereinafter referred to as the “Premises”). The leased built floor area of the Premises is 1,235 square meters, which is to be used by the Tenant for the purpose of performing business (research & development).

Map of the Premises is as shown in Appendix I hereto (Appendix I is the location map, wherein the location of the Premises is indicated by a colored mark, and the map is for reference only).

Clause II: The Lessor shall deliver the Premises to the Tenant as per “Condition of Premises Delivered to Tenant” as set forth in Appendix II hereto.

Clause III: The Tenant shall have the right to share the public areas specified by the Lessor equally with others and pursuant to applicable laws, regulations and the property management rules of the Tower, including elevators, shared corridors, toilets, lobbies and other shared facilities.

Clause IV: Purpose of Lease: The Tenant may use the Premises for the purpose of research & development. The Tenant shall not alter said purpose without written consent of the Lessor.

Article II Lease Term

Clause I: The Lease Term of the Premises is 36 months from September 1st, 2013 to August 31st, 2016. The commencement date of the lease is September 1st, 2013.

Clause II: If the Tenant intends to renew the lease after expiration of the Contract, it shall give a written notice to the Lessor not later than three months prior to expiration of the Lease Term. Subject to the Tenant’s full performance of the terms and conditions herein, the Tenant shall enjoy priority in leasing the Premises on the same conditions. Rent under a renewed Lease Term shall be re-determined according to the market price as prevailing then.

Article III Rent and Parking Fee

Clause I: The Lessor will charge rent from the Commencement Date of Lease as set forth herein.

Clause II: Rent of the Premises is RMB 6.2/m2/months or RMB 232900.42/month aggregately. If the Contract is terminated earlier, the final rent payment shall be calculated based on the date of termination of the Contract or the number of days of the Tenant’s actual occupation of the Premises (whichever is later).

Clause III: Initial lease payments due in August 25, 2013 until paid. Rent thenceforth shall be paid on a monthly basis and each rent payment shall be made by the 1st day of the month.

Clause IV: The Tenant shall pay rent and all other amounts payable on time and according to the terms and at the times set forth herein, and shall pay penalty to the Lessor in the event of overdue payment, which penalty shall be calculated based on the number of days of payment delay. In the event of delay of a payment for not more than fifteen working days, the penalty payable for each day of the delay shall be equal to 1‰ of the overdue amount; and if a payment remains overdue for more than fifteen working days, the Lessor shall have the right to terminate the Contract and collect penalty from the Tenant in an amount equivalent to three months’ rent; and if the Lessor agrees in writing to continue performance of the Contract, the Tenant shall pay a late fee equal to 2‰ of the overdue amount for each day of the delay.

Clause V: The Lessor agrees to lease to the Tenant underground parking positions of the Tower, the numbers of which are 3, and the Tenant shall not to pay the car parking position rent but shall pay parking space management fee to the property management company during the lease term, management fee of each parking position is RMB 200 Yuan. Parking position rent is payable on a monthly basis and the Tenant shall pay each month’s parking position rent by the 1st day of the month. Parking space management fee is payable to the property management company and shall be paid along with property management fee on a monthly basis, of which the first payment shall be made on the date of commencement of the lease. In the event of the Tenant’s failure to pay parking position rent and parking space management fee on time, penalty shall be paid to the Lessor based on the number of days of the payment delay. If the delay is not more than fifteen days, penalty payable for each day of the delay shall be equal to 1‰ of the overdue amount; and a delay of over fifteen days will be deemed as the Tenant’s cessation of lease of the parking position and the Lessor shall have the right to take back the parking position and lease it to others. The Lessor’s taking back the parking position shall not affect lease of the Premises.

Clause VI: The Tenant shall obtain the right to use the corresponding parking space after paying parking position rent and parking space management fee. After the Tenant pays parking space management fee, the Lessor shall be responsible for providing parking space to the Tenant and the property management company for operation and maintenance of installations and fittings in the parking lot, control of parking order, cleaning of the parking lot and general patrol service. Neither the Lessor nor the property management company is responsible for safekeeping of vehicles.

Clause VII: Parking Position Rent & Terms of Payment

The Tenant shall pay rent of the Premises and of parking space to the Lessor by cheque, which shall be made to the order of “Beijing Tongshun Real Estate Development Co., Ltd.”

The Tenant shall pay rent of the Premises to the Lessor by remittance to the following account:

Account Name:	Beijing Tongshun Real Estate Development Co., Ltd.

Account Number:	110902520210802

Bank Name:	Merchant Bank of China Beijing East Third Ring Road Branch

Clause VIII: Landlord shall provide tax invoice promptly after tenant’s payments.

Article IV Property Management Fee

Clause I: Property management fee is RMB 24/m2/month, or RMB 29,640.00/month aggregately, which is payable along with rent.

Property management fee is inclusive of air-conditioning during normal working hours, maintenance of environmental hygiene in public areas of the Tower, installation, operation and repair of common installations and fittings, guaranteed supply of water, power and communication, all-risk property insurance and public responsibility insurance, security service in public areas of the Tower, and all other amounts to be shared by the Tenant for any other property management service that the Lessor shall provide according to property management laws and the property management service convention of the Tower. Within the Lease Term, the Lessor shall have the right to raise property management fee as result of operating cost increase in order to maintain the quality of management of the Tower. An adjustment to property management fee shall take effect only if and after a one-month written notice is given to the Tenant.

Clause II: The property management company shall have the right to determine the starting and ending dates of air-conditioning (cooling and heating) supply depending on the climate, provided that the duration of such supply shall not be shorter than that prescribed by the State. Within the supply period, air-conditioning shall be made available during 8:00am to 7:00pm of Monday to Friday. If the Tenant demands extended duration of air-conditioning supply, it shall apply to the property management office of the Tower in advance and pay additional air-conditioning expense, of which the charge rate shall be RMB1,100/hour.

Clause III: Terms of Property Management Fee Payment

The Tenant shall pay property management fee and parking space management fee to the property management company by cheque, which shall be made to the order of “Beijing Jinzeyuan Property Management Co., Ltd.”

The Tenant shall pay property management fee to the property management company by remittance to the following account:

Account Name: Beijing Jinzeyuan Property Management Co., Ltd.

RMB Account Number: 91340154740001989

Bank Name: Pudong Development Bank Beijing Wangjing Branch

Article V Miscellaneous Expenses

Clause I: The Tenant shall separately pay for the water, electricity and communication consumed by it in the Premises during the decoration period, rent holiday and Lease Term based on the actual readings of relevant measuring meters and the unified charge rates publicized by the government.

Clause II: The Lessor shall have separate water/electricity meters installed for the Tenant.

Clause III: The Tenant shall pay fees charged by appropriate governmental authorities within the Lease Term that are not itemized in the Contract but are in connection with use of the Premises unless otherwise required to be paid by landlord by the government.

Clause IV: The Tenant shall punctually pay any and all fees and charges payable for supplies within the Premises according to the readings of the separate measuring meters and the list of fees payable presented by the Lessor, including deposit and water and electricity rates. In addition to the foregoing fees, other amounts payable by the Tenant, including each month’s parking space rent, telephone expense, Internet access fee, overtime air-conditioning expense, amounts payable for other fee-based services shall paid by Tenant provided in the Premises, etc., and the terms of payment thereof, shall be governed provisions of management rules.

Article VI Deposit

Clause I: The Tenant shall pay deposit in the amount of RMB 787621.26 (equivalent to the sum of three months’ rent and property management fee of the Premises) to the Lessor on the date of execution of the Contract as guarantee for the Tenant’s faithful performance of all terms and conditions herein. When the amount of deposit held by the Lessor falls below the sum of three months’ rent and property management fee of the Premises, the lessor shall provide the Tenant with a written notice on such deficit and explain the reason. The Tenant shall fill the gap within seven days after receiving the written notice from the Lessor, or otherwise it shall pay penalty to the Lessor at 0.5‰ of the overdue amount for each day of the delay.

Clause II: Deposit is free of interest. If the Tenant breaches any clause herein, the Lessor shall have the right to urge it to perform the Contract. In the event that the Tenant still fails to perform the obligations set forth herein after being so urged by the Lessor’s written notice, the Lessor shall have the right to deduct all or a part of Deposit to compensate its reasonable losses. Clause I of this article shall apply when the amount of deposit held by the Lessor falls below that set forth in Clause I of this article after the Lessor’s use of Deposit for offsetting amounts payable by the Tenant pursuant to the provisions of the Contract.

Clause III: On expiration of the Lease Term, the Tenant shall:

1. Have fully performed all terms and conditions of the Contract, or have committed any breach of the Contract but have made adequate compensation to the Lessor for such breach.

2. Transfer the Premises and the installations and fittings therein to the Lessor in a good, clean and suitable-for-leasing condition (except the normal loss).

3. Independently remove the improvements or new installations added to the Premises during the Lease Term and restore the Premises to its original condition, except for those that can be kept with written consent of the Lessor.

The Lessor shall refund Deposit, free of interest, to the Tenant within thirty working days after the Tenant performs the obligations set forth in the above clauses and passes inspection by the Lessor.

Clause IV: The Tenant shall by no means assign or mortgage Deposit, and shall by no reason use Deposit to offset rent or another amount payable by it.

Clause V: If the Lessor changes within the Lease Term, the new lessor shall succeed to all rights and obligations relating to Deposit paid by the Tenant or the balance of Deposit remaining after the Lessor exercises its right of deduction according to the Contract.

Clause VI: If property management fee rises within the Lease Term, the Tenant shall pay the deficient amount of Deposit within fifteen working days after receiving the written notice from the Lessor. At any time within the Lease Term, Deposit shall be equal to the sum of three months’ rent and property management fee of the Premises as then prevailing.

Clause VII: If the Tenant fails to pay Deposit according to provisions of this article, the Lessor shall have the right to terminate the Contract and the Tenant shall pay penalty equivalent to three months’ rent.

Clause VIII: If the Contract is terminated earlier due to the Tenant’s reason, the Lessor shall have the right to forfeit Deposit paid by the Tenant. In addition to the Deposit that the Lessor has the right to forfeit as stated in the present clause, the Lessor shall also have the right to pursue the deficient amount from the Tenant.

Article VII Decoration and Improvement

Clause: If the Tenant intends to make interior decoration and improvement to the Premises, it shall comply with applicable provisions of “Decoration Manual” of the property management company and the following clauses, and sign a decoration management agreement and pay decoration deposit to the Lessor as required.

Clause II: All interior decoration works by the Tenant shall comply with all laws and regulations of the People’s Republic of China and the Decoration Manual and property management rules of the Tower and all requisite approvals shall be obtained pursuant to law.

Clause III: If the Tenant is to alter the electric cabling, air-conditioner and fire system (including sprays) in the Premises, it shall lodge a written request to the Lessor and shall not implement the alteration until obtaining the Lessor’s consent, any and all such alterations shall be done by the contractor appointed by the property management company, and the costs and expenses thereof shall be borne by the Tenant.

Clause IV: Within 10 days after signing the formal lease contract, the Tenant shall submit the final versions of all drawings, designs and design information relating to the design of decoration, layout, fittings and attachments to the Lessor and the property management company for approval. In the mean time, it shall also pay Decoration Deposit set forth in Decoration Rules. After the Tenant delivers the foregoing drawings, designs and information, the property management company and the Lessor shall review the same and notify the review result to the Tenant within 5 working days (excluding the time spent for review and approval by the design institute and governmental authorities).

Clause V: Alteration of the Tower structure and main installations of the Premises by the Tenant shall be subject to written consent of the Lessor and no alteration shall be made without such consent. Any and all costs and expenses arising from engagement of mechanical engineering, structural engineering or other special consultants for the purpose of reviewing working drawings shall be borne by the Tenant (whether the alteration request is approved or not). The Lessor shall notify the Tenant of the items and amounts of the consulting fees in advance, and shall not engage such consultants without consent of the Tenant.

Clause VI: The Tenant shall not carry out the following activities upon the Premises without prior written consent of the Lessor and approval of the governmental authority in charge:

Make any alteration to the Tower structure of the Premises.

Make marks, painting or holes or install hooks on/in the outer walls of the Premises or any part of the Tower.

Cut holes in, cut off or connect to any pipeline of the Tower.

Destroy the inside/outer looking of the Premises or the Tower by any means, including, without limitation to, display posters or hang advertisement boards and promotional materials on inner/outer walls and windows of the Tower.

Install or add air-conditioners, heating and cooling equipment, kitchenware and other mechanical fittings or fixtures without permission; or erect clothes racks, flagpoles or other extruding items.

Change without permission the decoration drawings, designs and requirements that have been approved by the Lessor.

Should the Tenant breach the foregoing provisions, it shall restore the original condition within seven days after the Lessor gives a written notice thereof. The Lessor shall have the right to, without notifying the Tenant, remove the fittings and installations altered or added by the Tenant without consent of the Lessor, and any and all costs incurred thereby shall be borne by the Tenant.

Clause VII: If the Tenant is to redecorate or renovate the Premises, such redecoration or renovation shall not affect the Tower structure, partitions and the interest of other tenants and of users of the Tower, and the Tenant shall submit the redecoration or renovation plan to the Lessor for review and approval before commencement of the redecoration/renovation. Costs and expenses arising from any alteration or impairment resulting from such redecoration shall be borne by the Tenant.

Clause VIII: The Lessor’s approving the foregoing decoration design drawings and specifications of the Tenant shall not be equal to assumption of any design responsibility and shall not relieve the Tenant from the responsibility for applying to all authorities in charge, before commencement of decoration and independently and at its own cost, for ratification of the decoration design drawings and specifications that have been previously approved by the Lessor. The Lessor will assume no responsibility for any consequences resulting from the Tenant’s failure to abide by any regulations prescribed by the authorities in charge.

Clause IX: The Tenant shall accept the Lessor’s supervision and management upon decoration or alteration works. The Lessor shall have the right to require the Tenant to effectively rectify problems existing during decoration. The Tenant shall be responsible for the quality of decoration or alteration works.

Clause X: If the Tenant has breached “Decoration Manual” of the Tower by failing to apply before implementing decoration or alteration work, the Lessor may require the Tenant to remove any and all unauthorized decorations or alterations and the costs and expenses associated therewith shall be borne by the Tenant.

Clause XI: After completing decoration, the Tenant shall give a written notice to the Lessor to inspect the Premises, and the Lessor will refund Decoration Deposit, free of interest, to the Tenant within thirty working days after satisfactory inspection to the extent that the Tenant has completed the decoration pursuant to the approved drawings and designs without violating any rules and regulations.

Clause XII: The Tenant shall, before the Premises are to be returned to the Lessor on the expiration date of the Lease Term, restore the Premises to the condition as they originally were when delivered to the Tenant (except normal loss).

Clause XIII: The Tenant shall be responsible for compensating losses of the Premises, the installations or fittings therein or other property of the Lessor that have occurred during decoration and due to the Tenant’s reason.

Article VIII Access

Clause I: When the Lessor or its representatives and employees need to enter the Premises for repair, cleaning, security, fire prevention, rescue or other management purposes for the Premises or the Tower, they shall contact with the Tenant in advance and shall not enter the Premises to start work until obtaining the Tenant’s consent. The Tenant shall provide necessary collaboration. If advance contact with the Tenant is impossible on emergencies, the Lessor may directly contact with the property management company and shall enter the Premises after obtaining permission and take necessary measures. A timely notice shall be given to the Tenant subsequently and the Lessor will assume no responsibility for any loss arising therefrom.

Clause II: If both parties are not to renew the lease, the Lessor may, within ninety days before expiration of the Contract and after giving a one-day written notice to the Tenant, take customers intending to lease the Premises to visit the Premises, which visit the Tenant shall not object and shall not influence the Tenant be open for business. In addition, the Tenant shall provide assistance to the Lessor.

Clause III: Before moving out of the Tower any large-sized item for the Tenant’s own use, the Tenant shall send a prior written notice to the Lessor and shall implement the move at the time and along the route specified by the property management office of the Tower after obtaining written approval from the Lessor and the property management company.

Clause IV: In days other than regular working days or in holidays or off hours, all employees of the Tenant are required to register themselves when entering or leaving the office building of the Tower. Therefore, the Tenant shall provide the Lessor with a name list of the Tenant’s employees working in the Premises and the changes thereof.

Article IX Obligations of Tenant

Clause I: The Tenant shall pay rent and all other fees and expenses set forth herein on time and in full amount. The Tenant shall by no reason make any deduction or offsetting from any amount payable by it pursuant to the Contract.

Clause II: The Tenant shall carry out its activities legally and in strict compliance with Chinese laws and regulations. The Tenant is responsible for ensuring conformity of decorations and partitions in the Premises to the requirements of fire protection, construction or other applicable laws and regulations.

Clause III: The Tenant is responsible for paying all current or future taxes and other fees imposed upon the Premises, the Tenant or the occupant of the Premises as well as other annual or regular expenditures (excluding land use fee and building and real property tax), and shall present the receipt or other evidence of any foregoing payment.

Clause IV: The Tenant shall abide by all terms and conditions of the Contract and the requirements of the property management office of the Tower, and cooperate with the Lessor or said property management office in property management tasks. The Tenant shall comply with the requirements of Property Owner Rules and Decoration Manual of the Tower, and shall bear responsibility for its violation of the aforesaid rules and requirements.

Clause V: The Tenant may use public areas and facilities of the Tower according to provisions of the Contract. The Tenant is also responsible for maintaining cleanness in the Premises and public areas and good condition of installations and fittings therein, including decorative materials on floors, walls and ceilings as well as all types of attachments to the property, such as doors and windows, electrical appliances, furniture, sanitary ware, etc. In the event of damages to the Premises and the foregoing installations or fittings (except for normal wears and tears or damages caused by force majeure), the Tenant shall cover the repair cost.

Clause VI: In order to prevent the power system from overload beyond the designed standard, the Tenant, when intending to install any electrical item in the Premises as needed in its work, shall not implement the installation until obtaining prior written consent from the Lessor and the property management company.

Clause VII: The Tenant shall not place items beyond the designed carrying load on the floor of the Premises (Load Limit of the Tower: 200kg/m2). The Lessor reserves the right to specify the weights and positions of all safes, equipment and items in order to ensure balanced load allotment. Office equipment, fixtures and machines moved in the Premises with the Lessor’s approval that can generate vibration, noise and excessive heat shall be placed on racks in order to prevent disturbance of other occupants, and the cost of such racks shall be borne by the Tenant.

Clause VIII: The Tenant shall not keep weapons, ammunitions, saltpeter, gunpowder, gasoline or other flammables or explosives, banned items or items with strong odor, and shall not produce or leak in the Premises any gas that is of strong odor or can pollute the environment.

Clause IX: The Tenant shall not carry out in the Premises any illegal or immoral activities, or activities that may cause damages or disturbance to the Lessor or to other occupants in the Tower. The Tenant shall not conduct any business or behavior that may impair the image of the Tower as a high-grate shopping center and office building.

Clause X: The Tenant shall not place or keep goods, furniture or garbage in lobbies, corridors, paths and other public areas of the Tower, obstruct the foregoing places and evacuation exits, affect access to and use of fire equipment, occupy public areas for holding exhibitions, distributing advertisements or conducting other business activities, or hold auctions in the aforesaid areas or in the Premises.

Clause XI: The Tenant shall not make, in the Premises, any noise or vibration annoying others or disturbance to third parties, including, without limitation to, noise from TV sets, radios or other items (except for those permitted by the Lessor, provided that the sound volume shall be controlled below the degree permitted by the Lessor).

Clause XII: The Tenant shall not use the Premises for manufacturing commodities or storing large amounts of goods, with exception to exhibits and samples needed in business operation of the Tenant. Without written consent of the Lessor, the Tenant shall not use the Premises for any other purpose, including cooking or staying overnight in the Premises (except for heating up food and preparing drinks).

Clause XIII: Without approval of the Lessor, the Tenant shall not erect or display any text, sign, advertisement or other promotional item outside the Premises or any part of the Tower, including outer walls, or through any window.

Subject to written consent of the Lessor, the Tenant may display its name on the name board (if any) of the Tower using the uniform fonts specified by the Lessor. The Lessor shall have the full right to arrange the production and display of such uniform fonts for the Tenant and the costs thereof shall be borne by the Tenant.

Clause XIV: The Tenant shall not have, nor permit any other person to have any act that will or may invalidate the insurance of the Premises and the Tower, and if the Lessor has to cover a new insurance as result of the Tenant’s violation of this clause, the Tenant shall bear the insurance premium and all other associated expenses.

If the insurance contract becomes invalid and the Lessor is prevented from compensation or the insurance value is reduced due to the Tenant’s breach of the above clause, the Tenant shall compensate the losses suffered by the Lessor.

Clause XV: The Tenant shall undertake to place garbage in designated places and vessels according to the requirements of the property management office of the Tower.

Clause XVI: The Tenant shall be responsible for fire protection, safety and security in the Premises. Without written consent of the Lessor, the Tenant shall not install additional lock onto or alter the original lock on the door of the Premises (excluding the finance and confidential rooms in the Premises).

The Tenant shall provide the Lessor with a standby key of the Premises. When prior contact with the Tenant is impossible in the event of emergencies, the Lessor or its representatives and employees may directly contact with the property management company, and enter the Premises to take necessary measures after obtaining permission from the property management company. The entry shall be reported to the Tenant subsequently in a timely manner, and the Lessor will assume no responsibility for any loss arising therefrom.

Clause XVII: Any act of any person of using or entering the Premises as permitted by the Tenant will be deemed as the act of the Tenant, for which the Tenant shall be fully responsible.

Clause XVIII: In case of fire alarm or any other accident, the property management company shall be notified immediately in addition to reporting to the police and taking necessary measures.

Clause XIX: The Tenant shall cover adequate and valid property insurance for its property in the Premises. The insurance value shall be determined through negotiation between the Tenant and the insurance company. The Tenant shall guarantee the insurance and the terms and conditions thereof shall not be cancelled, modified or limited. The Tenant shall present adequate documents to the Lessor to show that it has covered sufficient insurance. If any hazard of property owned by the Tenant has caused losses to the Lessor or to any customer of the Lessor, the Tenant shall be liable for corresponding responsibilities and compensation. The Tenant shall be liable in the event that the object of the lease is damaged due to the Tenant’s act or negligence and such damage has directly or indirectly caused any personal injury.

Clause XX: The Tenant shall maintain the Premises and the installations therein in a good and usable condition, and shall be responsible for compensation of damages that it or its employees, agents, contractors, invitees, customers or visitors have caused to the Premises, the installations therein or to shared parts or public facilities.

Clause XXI: The Tenant shall, in three months before expiration of the Contract, give a written notice to the Lessor with regard to whether or not to renew the lease. If the Tenant is not to renew the lease, according to the Clause II of Article VIII, it shall allow the Lessor to take persons intending to lease the Premises to ender and visit the Premises.

Clause XXII: The Tenant shall not re-lease the Premises either in entirety or partly or otherwise deliver it for use by a third party or for sharing with others without permission. Subject to prior written consent of the Lessor, the Tenant may re-lease or deliver the Premises either in entirety or in part to its subordinated or affiliated company. Provided that the Tenant shall guarantee that the party sub-leasing or continuing to use the Premises shall comply with all terms and conditions of the Contract.

Clause XXIII: The Tenant shall provide a photocopy of its business license and attach the same to the Contract as Appendix III, plus the original copy of Power of Attorney of Legal Representative as Appendix IV. Before moving in the Premises, the Tenant shall have properly obtained all permits, licenses, approvals and registrations that it ought to have for legally conducting its business, and shall ensure the same remain valid throughout the Lease Term.

Clause XXIV: The Tenant shall strictly comply with all provisions herein. In the event that the Lessor has to make any compensation to a third person as result of the act of the Tenant’s employees, agents or customers, the Tenant shall be responsible for paying the compensation.

Clause XXV: Unless with written consent of the Lessor, the Tenant shall at no time and by no means assign, transfer, re-lease, mortgage, license or share the right to occupy or use the entire Premises or a part thereof so as to enable a third person other than the parties hereto to occupy or possess the whole Premises or any part thereof.

Clause XXVI: In the event of material change between the capacity registered by the industrial commercial administration and the actual business scope of the Tenant during the Lease Term, a timely written notice thereof shall be given to the Lessor and both parties shall re-confirm the Contract. The Tenant’s failure to provide such notice shall be deemed as a breach of Clause XXVI under Article IX herein.

Article X Obligations of Lessor

Clause I: The Lessor shall maintain the Tower and the Premises in a safe and suitable-for-lease condition throughout the Lease Term. It shall ensure availability of normal working environment for the Tenant and shall not disturb normal operation of the Tenant except for extraordinary and emergent circumstances.

Clause II: The Lessor shall guarantee normal operation of public facilities in the Tower. In the event of any failure, the Lessor shall send personnel timely to repair after receiving the Tenant’s notice (except for failures for which any tenant or occupant of the Tower shall be responsible). If facilities in the Premises cannot function normally other than due to the Lessor’s reason, the responsible one shall be liable for damage.

Clause III: Within the Lease Term, the Lessor shall be responsible for replacing the shared fixtures and facilities in the Premises that are no longer repairable, but such replacement shall exclude fixtures, facilities or removable items that the Tenant has installed with the Lessor’s consent and without damaging the Premises.

Clause IV: The Lessor shall be responsible for cleaning the outer walls of the Tower (with exception to those for which any tenant or occupant of the Tower shall be responsible), maintaining environmental hygiene in public areas of the Tower, and maintain good condition of sanitary facilities.

Clause V: The Lessor shall provide around-the-clock security service in public areas of the Tower, provided that the Lessor shall not be responsible for the Tenant’s property or personal losses as occurring inside the Premises (except due to the Lessor’s reason). The Tenant shall be independently responsible for security inside the Premises.

Clause VI: The Lessor shall supply heating and cooling in corresponding seasons and for sufficient duration.

Clause VII: The Lessor is responsible for decoration of public areas in the Tower.

Clause VIII: The Lessor is responsible for handling general waste from the Tower and provides appropriate places and equipment for waste storage.

Clause IX: The Lessor shall cover valid insurance for public areas and facilities of the Tower.

Clause X: The Lessor shall provide tenants of the Tower and their visitors with other services as it deems feasible or necessary.

Clause XI: The Landlord is the legal owner of the premise and building and has the legal right to conduct the lease business under this agreement.

Clause XII: The landlord shall ensure that design and constructions, including environment and structure aspects, are in line with the domestic design and construction standards and relevant laws.

Article XI Rights Reserved by Lessor

Clause I: Public facility owners have the right to enable any and all relevant supplies or service pipelines capable of supplying to the Tower or its neighboring buildings to extend across the Premises without interruption; and such public facility owners or their staff shall, subject to prior consent of the Lessor, have the right to enter the Premises for checking, repairing, replacing and building new service pipelines in order to connect to the Tower or provide public facilities to its neighboring buildings.

Clause II: Within the Lease Term, the Lessor shall have the right to change the name of the Tower or of a part thereof. The Lessor bears no responsibility for the costs and expenses that the Tenant may occur as result of the name change, provided that it shall give a three-month notice to the Tenant prior to the name change.

Clause III: If the Tenant has breached any clause herein and failed to cure it within ten days after receiving the Lessor’s written notice, the Lessor shall have the right to suspend services to the Premises or take other measures as it deems appropriate (such as cutting off water, power, cooling and heat supply, etc.) without bearing any responsibility, until the Tenant corrects the breach and pays off all resulting reasonable costs and expenses (including, without limitation to, penalties).

Clause IV: After the Lessor transfers the Premises to a third person other than the Tenant, the rights and obligations of the Lessor hereunder will be transferred to such third person from the date of the transfer. Such title transfer shall not adversely affect any rights of the Tenant under this agreement.

Clause V: The Lessor or a third person authorized by the Lessor (subject to Power of Attorney from the Lessor) shall have the right to collect rent, management fee and other miscellaneous fees from the Tenant as agreed herein, and to charge penalty and compensation of losses from the Tenant in the event of the Tenant’s delay in payment of the foregoing fees. The Lessor shall have the right to appoint a third party to perform the obligations to be fulfilled by it and collect rent and other fees on its behalf, provided that the Lessor shall issue a requisite Power of Attorney and other appropriate documents.

Article XII Indemnification of Lessor

Unless otherwise caused by the misconduct or gross negligence of landlord, in the following situations, the Lessor need not compensate any loss of the Tenant or customers of the Tenant:

1. Outage of the central air-conditioning system, elevators, fire and security systems or other equipment that is beyond the Lessor’s control or is unforeseeable by the Lessor.

2. Interruption of central air-conditioning, power supply or other services as result of sudden cutoff of power supply that is beyond the Lessor’s control or is unforeseeable by the Lessor.

3 Personal and property losses or damages caused by fire alarm, water leakage, smoke leakage or other accidents in the Tower that have resulted from negligent acts of other tenants or occupants.

4. Losses caused by flood, earthquake and other acts of God or resulting from force majeure events, such as war, strike, governmental injunction, etc.

Article XIII Liability for Defaults

Clause I: In the event of delay in receiving the Premises as contracted for more than 10 days due to the Tenant’s reason and without the agreement of the Lessor, the Lessor shall have the right to terminate the Contract and the deposit previously paid by the Tenant will not be refunded. If any loss has been caused to the Lessor as result of the delay, the Tenant shall compensate the direct losses suffered by the Lessor.

Clause II: If the Premises building and the installations and fittings therein have been damaged due to normal wears and tears or during reasonable use and such damage has severely affected the Tenant’s normal use of the same, the Lessor shall be responsible for compensating the losses caused to the Tenant to the extent that it has failed to provide repair after receiving the Tenant’s notice.

Clause III: If the Tenant has any of the following acts during the Lease Term, the Lessor shall have the right to terminate the Contract, take back the Premises and forfeit the deposit previously paid by the Tenant, in which case the Tenant shall pay penalty to the Lessor in an amount equivalent to 20% of the total contracted rent. If the penalty so paid is insufficient to cover the loss suffered by the Lessor, the Tenant shall provide further compensation until the loss is covered in full.

(1) Breach Clause XIX and XXIII of Article IX and fail to remedy within a reasonable period.

(2) Breach Clause XXVI of Article IX and fail to remedy within ten days after receiving the written notice from the Lessor.

(3) Remove or alter the Tower structure without written consent of the Lessor.

(4) Damage the Premises and the installations therein and fail to repair the same within 10 days after receiving the written notice from the Lessor.

(5) Alter the contracted purpose of the Premises without written consent of the Lessor and fail to repair the same within 10 days after receiving the written notice from the Lessor.

(6) Use the Premises for storing hazardous items or carrying out illegal activities and fail to repair the same within 10 days after receiving the written notice from the Lessor.

(7) Delay payment of rent or other fees payable hereunder for over fifteen days.

(8) The Tenant has gone bankrupt or is brought under a liquidation proceeding pursuant to law (except for liquidation for merger or restructuring purpose), or the Tenant’s business license is revoked or the Tenant is ordered to cease business; or the Tenant’s belongings in the Premises have been properly sealed up or detained for over ten days by a law enforcement authority.

Clause IV: If the Tenant cancels the lease earlier without consent of the Lessor, the deposit previously paid by it will not be refunded and the Tenant shall pay penalty to the Lessor in the amount equivalent to 20% of the total contracted rent. If the penalty so paid is insufficient to cover the Lessor’s actual loss, the Tenant shall be liable for further compensation.

Clause V: If the Tenant delays return of the Premises to the Lessor, it shall pay an amount equivalent to 2 times of the sum of the original daily rent and management fee as penalty to the Lessor for each day of the delay, and the Lessor shall have the right to directly deduct the penalty from the deposit previously paid by the Tenant.

Clause VI: During the lease term, if the Lessor has the following acts and result that the tenant can not use the Premise, the tenant has right to terminate the agreement after providing written notice on situation to the Lessor 10 days in advanced:

(1) The Premise is damaged due to the Lessor’s liability and caused that the Tenant can not use the premise according to reasonable expect where landlord fails to restore the Premise fitting within the regulated period provided in the contract;

(2) The Landlord still fails to perform its maintenance obligation within 10 days after receiving written notice from the Tenant;

(3) Attachment or other property enforcement measures are taken against the building or the Premise in whole or in part; or/and

(4) The Landlord is in liquidation or/and bankrupt legal proceeding

In case the lease agreement is terminated due to landlord breach of contract, the Landlord shall pay an amount equivalent to 20% of the total contracted rent as liquidated damage and plus double refund of deposit to the Tenant. If the liquidated damage is not sufficient to compensate the actual loss of tenant, landlord shall be responsible for the actual damage.

Article XIV Termination of Contract

Clause I: The Contract may be terminated earlier if so agreed by both parties. The parties shall further execute a termination agreement to specify their respective rights and obligations.

Clause II: On expiration of the lease or earlier termination of the Contract, the Tenant shall return the Premises to the Lessor on the date of the expiration or earlier termination or within the period specified by the Lessor, which shall have been restored to the original condition, and shall inspect the Premises and the attached installations therein in conjunction with the Lessor. The Tenant shall be responsible for compensation in the event of damages (except for normal wears and tears). The Lessor shall also have the right to take back the Premises as it is as of the date of expiration of the lease or earlier termination of the Contract without paying any compensation. In that case, the assets added and attached to the Premises as result of decoration and improvement of the Premises by the Tenant shall belong to the Lessor on an ex gratia basis.

Clause III: Any and all decorations, furniture, fittings, items, materials, equipment or any other things remaining in the Premises after its return by the Tenant shall be deemed as having been waived by the Tenant, the Lessor shall have the right to dispose of them by whatsoever means, which disposal the Tenant shall not object, nor shall the Tenant attempts to hold the Lessor responsible for such disposal or claim for compensation from the Lessor. Any and all liabilities arising therefrom shall be borne by the Tenant. In addition, the Lessor shall also have the right to pursue payment of all costs and expenses incurred for removal, clearing or disposal of the foregoing items.

Clause IV: If an occurrence of force majeure stated in Article XV herein has prevented further performance of the Contract, either party may give a written notice to the other party pursuant to Clause II of Article XV, after which the Contract shall terminate.

Article XV Force Majeure

Clause I: When either party is prevented from performing the Contract due to occurrence of earthquake, typhoon, rainstorm, fire, war, riot or any other force majeure event that is unforeseeable and of which the occurrence and consequences are unpreventable, it shall immediately notify the other party by telegram or fax, and shall deliver within fifteen days the details of the force majeure event and the document proving that it is impossible to perform the Contract or a part thereof or showing the reason why deferred performance is required. The party encountering the force majeure event shall therefore be relieved from the responsibility for compensating the other party.

Clause II: If the Premises have become unsuitable for use or unusable due to force majeure or other than the Tenant’s reason and the Lessor has therefore received full or partial compensation under the insurance it has covered, the Lessor shall be responsible for remedying the damages in a timely manner and restoring the Premises to the original condition. If the Premises are not repaired or rebuilt within two months from the date of damage, either party shall have the right to give a written notice to the other party to terminate the Contract upon expiration of the two-month period. The Tenant need not pay any rent for the period when the entire Premises remain unsuitable for use. If a part of the Premises remains usable, and subject to negotiation and consent of both parties, the Tenant may continue to use such usable and pay rent and other fees for that part.

Article XVI Waiver of Rights

Clause I: The Tenant hereby solemnly states and undertakes to waive the first refusal upon the Premises, the Lessor may sell or transfer the Premises to any third party without asking for the Tenant’s consent; in case that the Lessor sells or transfers the Premises within the validity term of the Contract, it shall state in the sale or transfer contract that the assignee of the Premises shall assume and continue to perform the Contract, and the Tenant agrees that such assignee shall be the sole party to exercise and perform all rights and obligations of the Lessor hereunder.

Clause II: When the Tenant commits a breach of the Contract after the Lessor has received rent, such receipt of rent payment shall not be deemed as the Lessor’s waiver of the right to hold the Tenant liable for the breach. The Lessor’s waiver of any right hereunder shall be executed in writing by the Lessor. The Tenant’s payment of rent or other amounts below the contracted amounts or the Lessor’s acceptance of rent or other payment in a deficient amount shall not be deemed as the Lessor’s consent to the Tenant’s payment deficiency, nor shall it impair the Lessor’s right to pursue the overdue rent and amounts or to take other measures permitted by Chinese laws.

Article XVII Settlement of Disputes

Clause I: The execution, interpretation, performance and settlement of disputes of the Contract shall be governed by law of the People’s Republic of China.

Clause II: Both parties shall endeavor to seek settlement of all disputes in connection with the Contract or the performance thereof through friendly negotiation. If a dispute cannot be solved through negotiation, either party may institute a legal action before the people’s court in the seat of the Tower.

Article XVIII Legal Fares

Each party shall respectively bear miscellaneous fees and expenses it has incurred in connection with the Contract. Other relevant taxes imposed from time to time by the government of the People’s Republic of China shall be shared by both parties according to applicable regulations.

Article XIX Additional Provisions

Clause I: The Contract shall prevail in the event that any and all agreements, memorandums and correspondence signed between both parties prior to execution of the Contract are inconsistent with the Contract

Clause II: Any amendment hereto and issues unexhausted herein shall be subject to mutual consent by both parties and shall be invalid unless signed in a written supplementary agreement. All supplementary agreements, appendices and subordinated agreements hereto shall constitute an integral part of and enjoy equal legal effectiveness as the Contract.

Article III: All notices to be given hereunder shall be made in writing, in Chinese and addressed to the recipient, and shall be deemed as being sufficiently served when delivered by person or sent by prepaid registered mail to the “Legal Address” of the other party as first above provided or to the other party’s last known business address in the People’s Republic of China. If a party’s mail address has changed, a notice thereof shall be given to the other party in a timely basis, or otherwise the originally provided address will continue to be used as valid notice address and the day immediately following the date of mailing will be regarded as date of service of the notice.

Clause IV: Each clause herein shall be an independent clause, so any clause held to be void and invalid shall not impair the legal effectiveness of all other clauses.

Clause V: This Agreement and the appendices hereto shall be executed in both English and Chinese. In case of any discrepancy between the English and Chinese versions, the Chinese version shall prevail. This Lease Agreement shall be executed in 3 counterparts each of which shall have the same legal effect. Each party shall keep 1 thereof, and the remaining 1 shall be filed with the Beijing Municipal Construction Committee.

Clause VI: The Contract shall take effect after being signed and stamped by both parties. Contract filing, whether done or not, shall not affect the effectiveness of the Contract.

The Contract has been signed by authorized representatives of the parties:

The Lessor:	The Tenant

Date:	Date:

Appendix I:

Property Location Map

Appendix II:

Condition of Premises Delivered to Tenant

(Subject to Delivery Record)

Appendix III:

Business License (Photocopy)

Appendix IV:

Power of Attorney of Legal Representative

To: Beijing Municipal Commission of Housing and Urban-Rural Development:

We/I hereby appoint Mr./Miss                      (Chinese ID Card Number:             ) of                      Company as our/my representative to go through the procedure for registration of the lease contract of Unit      on Floor      of the Tower at # in Chaoyang District, Beijing and other associated documents, and to take charge of any and all procedures in connection with lease contract registration.

This Power of Attorney shall take effect from the date of signing by us/me and terminate when all matters set forth herein are completed.

The Client:

Date: